February 18, 2010

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Horne International, Inc.

File No. 000-50373

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Horne International, Inc. dated February 18, 2010, and agree with the statements concerning our Firm contained therein.

Sincerely,

/S/ Grant Thornton LLP